Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of December 16, 2022, is made by and between Figure Acquisition Corp. I, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”), and amends that certain Investment Management Trust Company, effective as of February 18, 2021 (the “Trust Agreement”), by and between the Company and the Trustee. Capitalized terms used but not defined in this Amendment Agreement have the meanings assigned to such terms in the Trust Agreement.

WHEREAS, following the closing of the Company’s initial public offering of 28,750,000 units (the “Offering”) and as of February 23, 2021, a total of $287,750,000.00 of the net proceeds from the Offering was placed in the Trust Account;

WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by any of its Chief Executive Officer, Chief Financial Officer, President, Vice President, Secretary or Chairman of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of a Termination Letter in the form of Exhibit B hereto), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is, the later of (1) 24 months after the closing of the Offering and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the form of letter attached hereto as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Covered Stockholders of record as of such date;

WHEREAS, Section 6(d) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may not be modified, amended or deleted without receipt by the Trustee of a certificate from the inspector of elections of the stockholder meeting certifying that the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of the Company’s Class A common stock par value $0.01 per share (the “Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, voting together as a single class, have voted in favor of such change, amendment or modification, or (ii) the Company’s stockholders of record as of the record date who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and the Class B common stock, par value $0.0001 per share, of the Company voting together as a single class, have delivered to the Trustee a signed writing approving such change, amendment or modification.

WHEREAS, at a meeting of the stockholders of the Company held on or about the date hereof (the “Special Meeting”), at least sixty five percent (65%) of the voting power of all then outstanding shares of the Common Stock and the Company’s Class B Common Stock have voted to approve this Amendment Agreement;

WHEREAS, at the Special Meeting, the stockholders of the Company also voted to approve the amendment and restatement of the Company’s amended and restated certificate of incorporation (the certificate of incorporation, as so amended and restated, the “Second Amended and Restated Certificate”); and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to the Trust Agreement. Effective as of the execution hereof, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

‘(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the Board of Directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; or (y) the Amended Termination Date (as such term is defined in the Company’s second amended and restated certificate of incorporation), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;’

2. Amendment to Exhibit B. Effective as of the execution hereof, Exhibit B of the Trust Agreement is hereby amended and restated in its entirety with Exhibit B attached hereto.

3. No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.

4. References.

(a) All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to February 18, 2021.

(b) All references to the “amended and restated certificate of incorporation” in the Trust Agreement (as amended by this Amendment Agreement) and terms of similar import shall mean the Second Amended and Restated Certificate.

5. Governing Law; Jurisdiction. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

6. Counterparts. This Amendment Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument

7. Other Miscellaneous Terms. The provisions of Sections 6(f), 6(h) and 6(j) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

FIGURE ACQUISITION CORP. I

By:	/s/ Michael Cagney
Name: Michael Cagney
Title: Chairman

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account No. Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Figure Acquisition Corp. I (the ‘‘Company’’) and Continental Stock Transfer & Trust Company (the ‘‘Trustee’’), dated as of February 18, 2021 (the ‘‘Trust Agreement’’), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the ‘‘Business Combination’’) within the time frame specified in the Company’s amended and restated certificate of incorporation. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and keep the total proceeds thereof in the Trust Account to await distribution to the Covered Stockholders. The Company has selected [           , 20      ] as the effective date for the purpose of determining when the Covered Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Covered Stockholders in accordance with the terms of the Trust Agreement and the Company’s amended and restated certificate of incorporation. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,
Figure Acquisition Corp. I

By:
Name:
Title:

cc: Citigroup Global Markets Inc.

B-1